Exhibit 4.2

WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”) is made as of April 26, 2019, by and between Columbia Care Inc., a corporation existing under the Business Corporations Act (British Columbia) (together with its successors and assigns, the “Company”), and Canaccord Genuity Corp. (the “Holder”). The Company and the Holder are referred to in this Agreement each as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Holder and Columbia Care LLC (“Col-Care”) entered into that certain Engagement Letter, dated as of the May 14, 2018 (the “Engagement Letter,” which includes all future amendments and supplements thereto), under which the Holder agreed to provide certain services to the Col-Care for which it is entitled to receive the warrants.

WHEREAS, the Holder and Col-Care further entered into that certain Warrant Agreement, on October 1, 2018 (the “Effective Date”), under which Col-Care issued to the Holder a warrant (the “Col-Care Warrant”) of Col-Care to purchase a certain number of units of interest in Col-Care for a set price in exchange for services provided by Holder to Col-Care under the Engagement Letter.

WHEREAS, Col-Care and the Company have entered into that certain Transaction Agreement, dated November 21, 2018 (the “Transaction Agreement,” which includes all future amendments and supplements thereto), under which a subsidiary of the Company is to merge with and into Col-Care (the “Merger”); and in connection with the Merger, the Col-Care Warrant is to be cancelled and replaced with a warrant of the Company.

NOW, THEREFORE, in consideration of the promises, representations and warranties and mutual covenants contained in this Warrant Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Section 1.    Definitions. For purposes hereof, the terms set forth below in this Section 1 shall have the respective meanings hereinafter assigned to them in this Warrant Agreement:

(a)    “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

(b)    “Agreement” has the meaning set forth in the recitals hereto.

(c)    “Assignment Form” has the meaning set forth in Section 5.

(d)    “Blue Sky Laws” means any and all applicable state securities laws.

(e)    “Board of Directors” means the board of directors of the Company.

(f)    “Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York City are generally authorized or required by law to close.

(g)    “Capital Transaction” means (i) one or more mergers, consolidations, liquidations, sales of more than 50% of the assets of the Company (other than asset sales in the ordinary course of business) or other actions pursuant to which the Company or the holders of Shares receive cash, securities or other property; (ii) any sale, consolidation or merger of the Company with or into any other limited liability company, corporation or other Person, or any other company reorganization, in which the holders of Shares owning more than 50% percent of the Shares immediately prior to such sale, consolidation, merger or reorganization, own less than 50% of the surviving entity’s voting power immediately after such sale, consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred (except any transfer in which the holders of Shares immediately prior to such transaction continue to hold, directly or indirectly, more than 50% of the voting power of the surviving entity), excluding any consolidation or merger effected exclusively to change the domicile or legal entity type of the Company; or (iii) the closing of a Public Offering.

(h)    “Charter” means the Company’s articles or memorandum of association, in effect immediately following the merger contemplated by the Transaction Agreement.

(i)     “Company” is defined in the preamble hereto.

(j)    “Effective Date” has the meaning set forth in the preamble hereto.

(k)    “Election to Purchase Shares” is defined in Section 7(a).

(l)    “Equity Equivalents” means any security of the Company that is directly or indirectly convertible, exercisable, or exchangeable into Shares or any other Equity Equivalent at any time.

(m)    “Exercise Date” has the meaning set forth in Section 7(e).

(n)    “Exercise Price” means $6.1783 per Share.

(o)    “Expiration Date” means the date that is seven years from the Effective Date.

(p)    “GAAP” means the generally accepted accounting principles as in effect in the United States of America from time to time.

(q)    “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(r)    “Holder” has the meaning set forth in the preamble hereto.

(s)    “Other Securities” means any securities (other than Shares) of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to the Warrant Shares, or which at any time shall be issuable or shall have been issued to holders of the Warrant Shares in exchange for, in addition to or in replacement of, the Warrant Shares.

(t)    “Party” has the meaning set forth in the preamble hereto.

(u)    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, an estate, a joint venture, an unincorporated organization, or other entity, whether or not formed or organized pursuant to state law.

(v)    “Public Offering” means an offering or sale to the public of securities of the Company, which offering and sale are registered under the Securities Act.

(w)    “Rule 144” has the meaning set forth in Section 3(b)(i).

(x)    “Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, as the same may be amended from time to time.

(y)    “Subject Securities” means, without duplication if the context requires, the Warrant issued hereunder and the then-outstanding Warrant Shares.

(z)    “Shares” has the meaning assigned to the term “Common Share” set forth in the Transaction Agreement.

(aa)    “Total Exercise Price” has the meaning set forth in Section 7(a).

(bb)    “Share Number” means the number of Shares to be issued upon the exercise of the Warrant in full, which, as of the date hereof, equals 648,783.

(cc)    “Warrant” has the meaning set forth in Section 2.

(dd)    “Warrant Certificate” means a certificate substantially in the form of Exhibit A hereto evidencing the Warrant.

(ee)    “Warrant Documents” means any document executed and delivered by the Company or the Holder pursuant to this Agreement, including any Warrant Certificate, Election to Purchase Shares or Assignment Form.

(ff)    “Warrant Register” has the meaning set forth in Section 5.

(gg)    “Warrant Shares” means the Shares issuable, from time to time, upon exercise of the Warrant.

Section 2.    Issuance of Warrant.    Subject to the terms and conditions set forth herein, in connection with the Transaction Agreement, the Company hereby agrees to issue to the Holder, on the date hereof, a warrant (the “Warrant”) of the Company to purchase Shares, in an amount equal to the Share Number for a price per Share equal to the Exercise Price, as evidenced by the execution and delivery of a Warrant Certificate pursuant to Section 4.

Section 3.    Representations, Warranties and Covenants.

(a)    The Company represents and warrants to the Holder that:

(i)    The Company has the power to execute and deliver this Agreement and has the power to issue the Warrant Shares and to perform its obligations under this Agreement and the Warrant Certificates.

(ii)    The execution, delivery and performance by the Company of this Agreement and the issuance of Warrant Shares upon the exercise of the Warrant have been duly authorized by all necessary action and do not (A) violate any provision of applicable law or regulation or of the Charter or of any order, writ, injunction or decree of any court or Governmental Authority applicable to the Company or (B) result in a breach of, or constitute a default under, or require any consent under, any contractual obligation to which the Company is a party or by which the Company is bound or affected and do not require any further consent or approval pursuant to the Charter.

(iii)    This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company, except as limited by bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights and by the application of equitable principles. The Warrant and the Warrant Certificate constitute legal, valid, binding and enforceable obligations of the Company, except as limited by bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights and by the application of equitable principles, and the Warrant Shares, when issued upon exercise of the Warrant, will be duly authorized, validly issued, and be free from all taxes, liens and charges with respect to the issuance thereof (other than any liens or charges resulting from the Holder’s actions).

(b)    The Holder hereby represents and warrants as to itself and agrees with the Company that:

(i)    The Holder is acquiring and will acquire the Subject Securities for the Holder’s own account for investment and not with a view to any distribution thereof that might cause a violation of the Securities Act or any rules or regulations thereunder; provided, however, that subject to Section 6, the disposition of the Subject Securities shall be at all times within the sole discretion of the Holder. The Holder understands and acknowledges that the Company is not registering the Subject Securities under the Securities Act or the Blue Sky Laws, and, as a result, the Subject Securities will be restricted securities that the Holder may be required to hold indefinitely unless they are subsequently registered under such laws or an exemption from such registration is available to the Holder. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated under the Securities Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Securities Act.

(ii)    The Holder has had an opportunity to ask questions of the principal officers and representatives of the Company and to obtain any additional information necessary to permit an evaluation of the benefits and risks associated with the investment made hereby.

(iii)    The Holder has sufficient experience in business, financial and investment matters to evaluate the merits and risks involved in the investment made hereby and is able to bear the economic risk of such investment for an indefinite period of time.

(iv)    The Holder is an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

Section 4.    Warrant Certificates.

(a)    The Warrant Certificates shall be in registered form only and shall be substantially in the form of Exhibit A hereto. Each Warrant Certificate shall be executed on behalf of the Company by a duly authorized representative of the Company.

(b)    In connection with each Warrant issued by the Company pursuant to Section 2, the Company shall deliver to the Holder, on the date hereof a Warrant Certificate evidencing the number of Warrant Shares for the Holder, which shall be the Share Number.

Section 5.    Registration. The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of the Warrant, the Company shall record the name of the Holder in the Warrant Register as the first Holder. The Company may deem and treat the registered Holder of the Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by anyone) for the purpose of any exercise thereof or any distribution to the Holder thereof, and for all other purposes. Upon surrender for registration of transfer or exchange of the Warrant together with a properly executed form of assignment attached hereto as Exhibit C (the “Assignment Form”) at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrant Certificates of like tenor that shall be exercisable for a like aggregate number of Warrant Shares, registered in the name of the Holder or a transferee or transferees.

Section 6.    Transfers; Registration of Transfers.

(a)    Without in any way limiting the representations of Section 3(b) and subject to the terms and conditions contained in Section 16 (Assignment), the Holder further agrees not to make any disposition of all or any portion of the Subject Securities except in compliance with the Transaction Agreement and unless and until:

(i)    the transferee has agreed in writing to be bound in the same manner as the Holder by the provisions of this Agreement;

(ii)    (A) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (B) there is an exemption from registration under the Securities Act available; and

(iii)    the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, the Holder shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

Section 7.    Exercise of Warrant.

(a)    Exercise. The Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time during the period beginning on the date hereof and ending on the Expiration Date, by surrendering to the Company at its principal office the corresponding Warrant Certificate, with a purchase form substantially in the form attached as Exhibit B hereto, duly filled in and signed (the “Election to Purchase Shares”) and accompanied by payment, if applicable, of an amount equal to the product of the Exercise Price and the number of Shares specified in such form (the “Total Exercise Price”).

(b)    Issuance of Warrant Shares; Payment of Total Exercise Price. Effective as of the Exercise Date, the Company shall issue to the Holder and upon such issuance the Holder shall own, beneficially and of record, the Share Number of Shares, as specified in the Election to Purchase Shares, and the exercising Holder shall, subject to the Holder’s execution of a joinder to the Operating Agreement pursuant to Section 2.2 thereof, be admitted as a Member of the Company and have all the rights and powers and be subject to all the restrictions and liabilities with respect to ownership of the Shares. In the event that the Shares are evidenced by certificates, the Company shall, without charge, issue, register and deliver to the Holder one or more certificates representing the aggregate number of Shares to which the Holder is entitled as specified in the Election to Purchase Shares. If the Warrant Shares are restricted securities (as defined in Rule 144), such certificate shall bear a legend stating that the Shares represented are restricted securities. The Holder shall pay the Total Exercise Price, if applicable, in United States currency by cash by delivery of a certified or official bank check or by wire transfer of immediately available funds to the Company.

(c)    In lieu of exercising the Warrant by paying the Total Exercise Price to the Company, the Holder shall have the right (the “Cashless Exercise Option”), but not the obligation, at any time and from time to time prior to the Expiration Date, by electing on the Election to Purchase Shares, pursuant to which the fair market value of a Share in excess of the exercise price in respect of such Share may be used in lieu of cash to buy such Shares in accordance with the formula set forth on the Election to Purchase Shares.

(d)    Partial Exercise. If the Holder shall have exercised the Warrant Certificate in part, the Company shall, at the request of the Holder and upon surrender of the Warrant Certificate, at the time of delivery of the Warrant Certificate, deliver to the Holder a new warrant certificate evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by the Warrant Certificate, which new warrant certificate shall in all other respects be identical with the Warrant Certificate.

(e)    When Exercise Effective. The exercise of the Warrant Certificate shall be deemed to have been effective immediately prior to the close of business on the Business Day on which the Warrant Certificate is surrendered to and the Total Exercise Price is received by the Company, if applicable, as provided in this Section 7 (the “Exercise Date”) and the Person indicated as the Holder in the Election to Purchase Shares and in whose name a certificate for Warrant Shares (to the extent that the Shares are certificated) shall be issuable upon such exercise, as provided in Section 7(b) or Section 7(e), shall be deemed to be the record holder of such Warrant Shares for all purposes on the Exercise Date.

Section 8.    Payment of Expenses and Taxes. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of Warrant Shares to the Holder, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares in any name other than that of the Holder or any income or capital gains tax relating to disposition of the Warrant or Warrant Shares.

Section 9.    Mutilated or Missing Warrant Certificates. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of a Warrant Certificate (and in the case of any such mutilation, on surrender and cancellation of the Warrant Certificate), the Company at its expense will promptly execute and deliver, in lieu thereof, a new warrant certificate of like tenor which shall be exercisable for a like number of Warrant Shares; provided that, if requested by the Company, the Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant Certificate is replaced.

Section 10.    No Registration under the Securities Act; Legend.

(a)    None of the Subject Securities has been registered under the Securities Act. In agreeing to issue the Warrant, the Company has relied upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

(b)    Each Warrant Certificate shall bear the legend appearing on the first page of the form of Warrant Certificate attached as Exhibit A hereto (and no other restrictive legend).

Section 11.    Changes in Shares. If, and as often as, there are any changes in the Shares by way of split, distribution, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted by this Warrant Agreement shall continue with respect to the Shares as so changed.

Section 12.    Adjustment of Total Exercise Price and Share Number. The Total Exercise Price and the Share Number with respect to the Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a)    Distribution, Subdivision, Combination or Reclassification of Shares. If the Company shall, at any time or from time to time, (i) make a distribution to holders of Shares of additional Shares or of Other Securities, (ii) subdivide the outstanding Shares, (iii) combine the outstanding Shares into a smaller number of Shares, or (iv) issue any Other Securities by reclassification of the Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then in each such case, the Total Exercise Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, combination or reclassification, and the number of Shares and kind of Other Securities issuable on such date shall be proportionately adjusted so that the Holder, if exercising the Warrant after such date, shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number of Shares and kind of Other Securities which, if the Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such distribution, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such distribution or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)    Certain Distributions. If the Company shall, at any time or from time to time, fix a record date for the distribution to all holders of Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than distributions payable in Shares for which adjustment is made under Section 12(a)) or Equity Equivalents, then, upon exercise of the Warrant, the Company shall pay to the Holder the fair market value (as determined in good faith by the Board of Directors) of the portion of the evidences of indebtedness, assets or other property or Equity Equivalents so to be distributed applicable to the Warrant Shares issuable upon exercise of the Warrant in such amount as the Holder would have received if the Warrant had been exercised immediately prior to such date.

(c)    Reorganization, Reclassification, Merger and Sale of Assets. In furtherance and not in limitation of the provisions of Section 11, if there occurs any capital reorganization or any reclassification of Shares, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of the Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock or Shares) or other assets, or both, which were issuable or distributable to the holders of outstanding Shares upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of Warrant Shares if the Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Total Exercise Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of the Warrant.

Section 13.    Fractional Warrants and Fractional Warrant Shares. The Company shall not be required to issue fractions of Shares upon any exercise of the Warrant or to execute or deliver Warrant Certificates that evidence fractional Shares. In lieu of fractional Shares, the Company may make payment to the Holder, at the time of exercise of the Warrant as herein provided, of an amount in cash equal to the value such fraction in U.S. dollars.

Section 14.    No Membership Rights. Prior to exercise of the Warrant, the Holder shall not be entitled to any rights of a Member, including the right to vote, approve or consent, receive dividends or other distributions on any Shares issuable upon the exercise of the Warrant, exercise preemptive rights or be notified of Member meetings, and, except as otherwise expressly set forth in this Agreement, the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

Section 15.    Notices to Holder. In case:

(a)    of a Capital Transaction or of the conveyance or transfer of all or substantially all of the properties and assets of the Company, or of a capital reorganization or reclassification of the Shares;

(b)    of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(c)    the Company proposes to take any other action that would require an adjustment of the number of Warrant Shares issuable upon exercise of the Warrant;

then the Company shall cause notice to be given to the Holder at its address appearing on the Warrant Register, at least 30 calendar days prior to the applicable record or effective date specified.

Section 16.    Assignment. Subject to the Holder’s compliance with Section 6, the Holder may not assign, sell, transfer or otherwise convey, in whole or in part, the Holder’s rights and obligations under this Agreement or the Warrant to any third party, without the prior written consent of the Company; provided, however, that the Holder may, subject to compliance with Section 6, sell, transfer or otherwise convey, in whole or in part, the Holder’s rights and obligations under this Agreement or the Warrant to an affiliate of the Holder without the Company’s prior consent but with prior written notice to the Company. Any assignment or attempted assignment in violation of the terms of this Section 16 shall be null and void and of no legal effect.

Section 17.    Amendments and Waivers. Any provision of this Agreement or the Warrant Certificates may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Holder.

Section 18.    Survival. The provisions of this Agreement shall survive the exercise of the Warrant in whole or part, until the Expiration Date and, in event of such exercise the term “Holder” shall refer to the holder of any Warrant Shares issued upon exercise hereunder; provided, however, that in the case of any sale of Subject Securities pursuant to a Public Offering or Rule 144 under the Securities Act, such Subject Securities will no longer have the benefits of this Agreement.

Section 19.    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery:

If to the Company:

321 Billerica Road, Suite 204

Chelmsford, MA 01824

Attention: Mary-Alice Miller, Chief Risk Officer & General Counsel

Email: mmiller@col-care.com

Tel: 617-480-1347

If to the Holder:

At the contact information provided on the Holder’s signature page hereto.

or to such other address or addresses as shall have been furnished in writing to the other Party. The Holder agrees, at all times, to provide the Company with an address for notices hereunder. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; or if mailed, upon receipt or refusal.

Section 20.    Binding Effect. This Agreement shall be binding upon and inure to the sole and exclusive benefit of the Company and its permitted successors and each registered Holder from time to time of the Subject Securities and each of its respective permitted successors. This Agreement replaces and supersedes the Col-Care Warrant, which Holder hereby agrees is terminated and of no further force and effect.

Section 21.    Termination. Except as provided herein, this Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date unless, prior to such Expiration Date, there shall no longer be any Holders in which event this Agreement shall terminate as of such date except for Section 19 (Notices), Section 22 (Arbitration), Section 23 (Waiver of Jury Trial), Section 24 (Severability), Section 26 (Interpretation) and Section 27 (Governing Law), which shall survive such termination according to their respective terms.

Section 22.    Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach, or alleged breach, thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Such arbitration shall be held in New York County, New York. Any litigation after the arbitration award—whether to confirm, enforce or vacate such award—shall be held exclusively in the state or federal courts located in New York County, New York. In connection with any such post-arbitration litigation, each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, New York.

Section 23.    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 23.

Section 24.    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 25.    Counterparts. This Agreement may be executed in counterparts (and by different Parties on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or email transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 26.    Interpretation.

(a)    Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders, (iii) “including” has the inclusive meaning frequently identified with the phrase “but not limited to,” (iv) the words “or” and “any” are not exclusive, (v) references to “hereunder” or “herein” relate to this Agreement, (vi) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or,” (vii)

whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, (viii) the section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect, (ix) Article, Section, subsection, Exhibit and Schedule references are to this Agreement and (x) each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

(b)    The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 27.    Governing Law. This Agreement and each Warrant Document shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to its conflicts of law principles).

(Signature pages follow.)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives, as of the date first written above.

Company:

COLUMBIA CARE LLC

By:
Name:
Title:

The Holder:

CANACOORD GENUITY CORP.

By:
Name:
Title:

Address:

Email:
Tel:

[Signature Page to Replacement Warrant]

EXHIBIT A

WARRANT CERTIFICATE

No. W-[●]

Issued on [●], 2019

VOID AFTER 5:00 P.M. NEW YORK CITY TIME

ON THE EXPIRATION DATE (AS DEFINED IN THE WARRANT AGREEMENT DESCRIBED BELOW)

THE WARRANT REPRESENTED BY THIS WARRANT CERTIFICATE (THIS “WARRANT”) AND THE WARRANT SHARES (AS DEFINED IN THE WARRANT AGREEMENT (DEFINED BELOW)) ISSUABLE PURSUANT TO THE TERMS HEREOF HAVE THE BENEFIT AND ARE SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT, DATED AS OF [●], 2019, BY AND BETWEEN THE COMPANY (AS DEFINED BELOW) AND THE HOLDER OF THE WARRANT THEREIN NAMED, AS FROM TIME TO TIME AMENDED (THE “WARRANT AGREEMENT”), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER OF THIS WARRANT UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE OR OTHER SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT.

THIS WARRANT CERTIFICATE CERTIFIES THAT, for value received, [insert name of Holder], the registered holder hereof or registered assign (the “Holder”), is the owner of this Warrant, which entitles the owner thereof to purchase at any time on or before 5:00 P.M., New York City time, on the Expiration Date, an aggregate of number of [insert applicable Share Number] Warrant Shares of Columbia Care Inc. (the “Company”), a corporation existing under the Business Corporations Act (British Columbia), at the Exercise Price per Warrant Share. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant Agreement.

This Warrant Certificate is subject to and entitled to the benefits of all of the terms, provisions and conditions of the Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company. The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes. This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing the Warrant entitling the Holder to purchase a like aggregate number of Shares as the Warrant evidenced by the Warrant Certificate or Warrant Certificates surrendered. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the balance of the number of the Warrant Shares remaining available for purchase under this Warrant.

(Signature page follows.)

IN WITNESS WHEREOF, the Company has executed this Warrant Certificate.

Columbia Care Inc.

By:
Name:
Title:

EXHIBIT B

PURCHASE FORM

(To be signed only upon exercise of the Warrant (as defined herein))

To:	Columbia Care Inc.

The undersigned is the holder (the “Holder”) of a Warrant (the “Warrant”) evidenced by Warrant Certificate No. W-[●] (the “Warrant Certificate”) and issued by Columbia Care Inc. (the “Company”), a corporation existing under the laws of the Province of Ontario. This Warrant is subject to and entitled to the benefits of all of the terms, provisions and conditions of that certain Warrant Agreement, dated as of [●], 2019, by and between the Company and the Holder, as from time to time amended (the “Warrant Agreement”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant Agreement.

1.    The Warrant is currently exercisable to purchase a total of [insert number from Warrant Certificate] Warrant Shares.

2.    The undersigned Holder hereby exercises its right to purchase [insert number of Warrant Shares to purchase] Warrant Shares pursuant to the Warrant Agreement.

3.    Holder shall pay the sum of $[insert Total Exercise Price] as the Total Exercise Price to the Company in accordance with the terms of the Warrant Agreement.

Dated:	Name of Holder:

(Print)

By:
Name:
Title:

NOTICE: The signature on this Purchase Form must conform in all respects to the name of the Holder as specified on the face of the Warrant Certificate.

EXHIBIT C

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned holder (the “Holder”) of the Warrant represented by Warrant Certificate No. W-[●] attached hereto (the “Warrant Certificate”) hereby sells, assigns and transfers unto the assignee named below (“Assignee”) all of the Holder’s rights with respect to the number of Warrant Shares remaining available for transfer under the Warrant as set forth below:

Name and Address of Assignee	Number of Warrant Shares
[●]	[●]

and does hereby irrevocably constitute and appoint attorney-in-fact to register such transfer on the books of Columbia Care Inc. (the “Company”) maintained for the purpose, with full power of substitution in the premises. This Warrant is subject to and entitled to the benefits of all of the terms, provisions and conditions of that certain Warrant Agreement, dated as of [●], 2019, by and between the Company and the Holder, as from time to time amended (the “Warrant Agreement”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant Agreement.

Dated:	Print Name:

Signature:

NOTICE: The signature on this Assignment Form must conform in all respects to the name of the Holder as specified on the face of the Warrant Certificate.